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                                                                   EXHIBIT 23.10



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors


Chancellor Media Corporation of Los Angeles:



As independent public accountants, we hereby consent to the use of our reports dated February 13, 1998 (and to all references to our firm) included in Registration Statement File No. 333-69607.



                                                Arthur Andersen LLP



Bakersfield, California


April 23, 1999